                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  PACCAR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  PACCAR LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 25, 2000, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington for these purposes:

     1. To elect three directors to serve three-year terms ending in 2003.

     2. To approve the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors.

     3. To vote on a stockholder proposal regarding the independent management of the Board of Directors.

     4. To transact such other business as may properly come before the meeting.

     Stockholders entitled to vote at this meeting are those of record as of the close of business on March 3, 2000.

     IMPORTANT: THE VOTE OF EACH STOCKHOLDER IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES HELD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY FORM.

     DIRECTIONS TO THE MEYDENBAUER CENTER CAN BE FOUND ON THE BACK COVER OF THE ATTACHED PROXY STATEMENT.

                                          By order of the Board of Directors

                                          /s/ JANICE M. D'AMATO
                                          J. M. D'Amato
                                          Secretary

Bellevue, Washington
March 16, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1
  Voting Rights.............................................    1
  Voting by Proxy...........................................    1
  Proxy Voting Procedures...................................    1
  Vote Required and Method of Counting Votes................    2
  Expenses of Solicitation..................................    2
Stock Ownership.............................................    3
ITEM NO. 1: ELECTION OF DIRECTORS...........................    4
Board Meetings and Committees...............................    5
Compensation of Directors...................................    6
ITEM NO. 2: PROPOSAL TO APPROVE THE PACCAR INC RESTRICTED
            STOCK AND DEFERRED COMPENSATION PLAN FOR
            NON-EMPLOYEE DIRECTORS..........................    6
Compensation of Executive Officers..........................    7
  Summary Compensation......................................    7
  Option Grants.............................................    8
  Option Exercises and Fiscal Year-End Values...............    8
  Long Term Incentive Plan..................................    8
  Retirement Benefits.......................................    9
  Compensation Committee Report on Executive Compensation...    9
Stockholder Return Performance Graph........................   12
Independent Auditors........................................   12
Stockholder Proposals.......................................   12
ITEM NO. 3: STOCKHOLDER PROPOSAL REGARDING INDEPENDENT
            MANAGEMENT OF THE BOARD OF DIRECTORS............   13
Board of Directors' Response................................   13
Stockholder Proposals and Director Nominations for 2001.....   14
Other Business..............................................   15
Appendix A--PACCAR Inc Restricted Stock and Deferred
  Compensation Plan for Non-Employee Directors..............  A-1
Map to the Stockholder Meeting..............................

                                ---------------

                                PROXY STATEMENT
                                ---------------

     The Board of Directors of PACCAR Inc issues this proxy statement to solicit proxies for use at the Annual Meeting of Stockholders on April 25, 2000 at the Meydenbauer Center in Bellevue, Washington. This proxy statement includes information about the business matters that will be voted upon at the meeting. The proxy statement and proxy form were first sent to stockholders on or about March 16, 2000.

                              GENERAL INFORMATION

VOTING RIGHTS

     Stockholders eligible to vote at the meeting are those identified as owners at the close of business on the record date of March 3, 2000. Each outstanding share of common stock is entitled to one vote on all items presented at the meeting. At the close of business on March 3, 2000 the Company had outstanding 78,507,044 shares of common stock.

     Stockholders may vote in person at the meeting or by proxy. Execution of a proxy does not affect the right of a stockholder to attend the meeting. THE BOARD RECOMMENDS THAT STOCKHOLDERS EXERCISE THEIR RIGHT TO VOTE BY PROMPTLY COMPLETING AND RETURNING THE PROXY FORM EITHER BY MAIL, TELEPHONE, OR THE INTERNET.

VOTING BY PROXY

     Mark C. Pigott and Gerald Grinstein are designated proxy holders to vote shares on behalf of stockholders at the 2000 Annual Meeting. The proxy holders are authorized to:

     - vote shares as instructed by the stockholders who have properly completed and returned the proxy form;

     - vote shares as recommended by the Board when stockholders have executed and returned the proxy, but have given no instructions; and

     - vote shares at their discretion on any matter not identified in the proxy form that is properly brought before the Annual Meeting.

     The Trustee for the PACCAR Inc Savings Investment Plan (the "SIP Plan") votes shares held in the SIP Plan according to each member's instructions on the proxy form. If the proxy form is not returned or is returned without voting instructions, the Trustee will vote the shares in direct proportion to the voted shares of all other SIP Plan members, as provided for in the SIP Plan.

     The Company has received a letter that a stockholder may seek to bring certain matters for discussion at the Annual Meeting including a report on Company corporate governance practices, shareholder proposal and meeting procedures. If properly brought before the Annual Meeting for a vote, the designated proxy holders named in the proxy form will exercise their discretion to vote for current Company policies.

PROXY VOTING PROCEDURES

     The Proxy Form allows registered stockholders to vote in one of three ways:

     Mail. Stockholders may complete, sign, date, and return their proxy form in the pre-addressed, postage-paid envelope provided.

     Telephone. Stockholders may call the toll free number listed on the proxy form and follow the voting instructions given.

     Internet. Stockholders may access the internet address listed on the proxy form and follow the voting instructions given.

     Telephone and internet voting procedures authenticate each stockholder by using a control number. The voting procedures will confirm that your instructions have been properly recorded. Stockholders who vote by telephone or internet should not return the proxy form.

     Stockholders who hold shares through a broker or agent should follow the voting instructions received from them.

  Revoking Proxy Voting Instructions

     A proxy may be revoked by later dated proxy or by written notice to the Secretary of the Company at any time before it is voted. Stockholders who hold shares through a broker should contact the broker or other agent if they wish to change their vote after executing the proxy.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

  ITEM NO. 1: ELECTION OF DIRECTORS

     Directors are elected by a plurality of the votes cast for the election of directors. If a stockholder does not vote for the election of directors because authority to vote is withheld, because the proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxies which are signed and returned unmarked will be voted FOR the nominees for Class II Directors.

     If any of the nominees are unable to act as a director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

  ITEM NO. 2: APPROVAL OF THE PACCAR INC RESTRICTED STOCK AND DEFERRED
              COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     Approval of the proposed plan requires the affirmative vote of the majority of shares present in person or by proxy. Abstentions count as a vote against the proposed plan. Broker non-votes do not affect the voting calculations. Proxies that are signed and returned unmarked will be voted FOR the proposed plan.

  ITEM NO. 3: STOCKHOLDER PROPOSAL

     Approval of the proposal requires the affirmative vote of the majority of shares present in person or by proxy. Abstentions will count as a vote against the proposal. Broker non-votes do not affect the voting calculations. Proxies which are signed and returned unmarked will be voted AGAINST the proposal.

EXPENSES OF SOLICITATION

     Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail except for any facsimile, telephone, or personal solicitation by directors, officers, and employees of the Company which may be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

                                STOCK OWNERSHIP

     The following persons are known to the Company to be the beneficial owners of more than five percent of the Company's common stock as of December 31, 1999 (amounts shown are rounded to whole share amounts):

                                                         SHARES
                NAME AND ADDRESS OF                   BENEFICIALLY        PERCENT
                  BENEFICIAL OWNER                       OWNED            OF CLASS
                -------------------                   ------------        --------
BankAmerica Corporation                                5,254,122(a)         6.7
  100 N. Tryon Street
  Charlotte, North Carolina 28255
Charles M. Pigott                                      4,882,774(b)(c)      6.2
  P.O. Box 1518
  Bellevue, WA 98009

     The following list shows the shares of common stock beneficially owned by each director and Named Officer (as identified below) and by all directors and executive officers as a group as of December 31, 1999 (amounts shown are rounded to whole share amounts):

                                                         SHARES
                                                      BENEFICIALLY        PERCENT
                        NAME                             OWNED            OF CLASS
                        ----                          ------------        --------
John M. Fluke, Jr. .................................       3,426               *
Gerald Grinstein....................................       4,000               *
David J. Hovind.....................................      66,182(e)            *
Gary S. Moore.......................................      28,517(e)            *
David K. Newbigging.................................           0               *
Charles M. Pigott...................................   4,882,774(b)(c)       6.2
James C. Pigott.....................................   3,717,205(d)          4.7
Mark C. Pigott......................................     891,979(c)(f)       1.1
Thomas E. Plimpton..................................      24,808(e)            *
William G. Reed, Jr. ...............................     130,868(c)            *
Michael A. Tembreull................................     108,859(e)            *
Harold A. Wagner....................................       2,000               *
Total of all directors and executive officers as a
  group (15 individuals)............................   8,206,959(g)         10.5

---------------
 *  does not exceed one percent.

(a) Of the 5,254,122 shares, BankAmerica Corporation and/or its subsidiaries have sole voting power as to 5,254,122 shares, sole investment power as to 5,254,122 shares, shared voting power as to 0 shares and shared investment power as to 0 shares.

(b) Includes 34,837 shares allocated in the Company's Savings Investment Plan, and options to purchase 242,720 shares. Also includes 1,432,862 shares held by a charitable trust of which he is co-trustee and shares voting and investment power, and 268,455 shares held by a corporation over which he has sole voting power and sole investment power over 228,960 of such shares.

(c) Does not include shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(d) Includes the same 1,432,862 shares referenced in note (b) held by a charitable trust of which he is a co-trustee and shares voting and investment power.

(e) Includes shares allocated in the Company's Savings Investment Plan for which the participant has sole voting power over all shares and investment power as follows: D. J. Hovind (9,110 total/3,508 investment), G. S. Moore (11,801 total/3,842 investment), T. E. Plimpton (5,644 total/851 investment), and M.
    A. Tembreull (12,223 total/4,000 investment). Includes stock units accrued for deferred contingent cash awards under the Deferred Incentive Compensation (DIC) and the Long Term

    Incentive (LTI) Plans as follows: D. J. Hovind (3,939), T. E. Plimpton
    (568), and M. A. Tembreull (15,517). Also includes options to purchase shares as follows: D. J. Hovind (43,170), G. S. Moore (16,608), T. E. Plimpton (18,596), and M. A. Tembreull (72,776).

(f) Includes 8,413 shares allocated in the Company's Savings Investment Plan for which he has sole voting power over all shares and investment power over 1,979 shares; 16,677 stock units accrued for a deferred contingent cash award under the LTI and DIC Plans, and the same 268,455 shares owned by the corporation referenced in note (b) over which he has no voting or investment power. Also includes options to purchase 135,122 shares.

(g) Reflects elimination of duplicate reporting of 1,432,862 shares referenced in notes (b) and (d) and 268,455 shares referenced in notes (b) and (f).

ITEM NO. 1: ELECTION OF DIRECTORS

     Three directors constituting Class II Directors are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class II Directors for a term expiring at the Annual Meeting of Stockholders in 2003. All of the nominees are currently serving as directors of the Company.

NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN
2003:

     JAMES C. PIGOTT, age 63, has been president of Pigott Enterprises, Inc., a private investment company, since 1983 and chairman and chief executive officer of Management Reports and Services, Inc., a provider of business services, until December 1999. He is the brother of Charles M. Pigott and the uncle of Mark C. Pigott, both directors of the Company. He has served as a director of the Company since 1972.

     MARK C. PIGOTT, age 46, has been Chairman and Chief Executive Officer of the Company since January 1997. He served as a Vice Chairman of the Company from January 1995 to December 31, 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993, and Vice President from October 1988 to December 1989. He is the son of Charles M. Pigott and nephew of James C. Pigott, both directors of the Company. He has served as a director of the Company since July 1994.

     WILLIAM G. REED, JR., age 60, served as chairman of Simpson Investment Company, a forest products holding company and the parent company of Simpson Timber Company, from 1971 to 1996. He has served as a director of the Company since 1998. He is also a director of Microsoft Corporation, Safeco Corporation, Simpson Investment Company, The Seattle Times, and Washington Mutual, Inc.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2001 (CLASS III
DIRECTORS):

     DAVID K. NEWBIGGING, age 66, has served as chairman of Friends' Provident Life Office, a life assurance and asset management company based in the United Kingdom, since 1998, and has served as a director since 1993. He also serves as chairman of Faupel Trading Group Plc and Thistle Hotels Plc, and deputy chairman of Benchmark Group Plc, all United Kingdom based companies. He was previously chairman of Equitas Holdings Limited, the parent company of a group of reinsurance companies based in the United Kingdom from 1995-1998. He has served as a director of the Company since 1999. He is also a director of Merrill Lynch & Co Inc. and Ocean Energy Inc.

     CHARLES M. PIGOTT, age 70, became Chairman Emeritus of the Company in January 1997. He served as President of the Company from 1965 to 1986, Chief Executive Officer from 1968 until 1997, and Chairman from 1986 until 1997. He is the brother of James C. Pigott, and the father of Mark C. Pigott, both directors of the Company. He has served as a director of the Company since 1961. He is also a director of The Boeing Company, Chevron Corporation, and The Seattle Times.

     HAROLD A. WAGNER, age 64, has served as chairman and chief executive officer of Air Products and Chemicals, Inc., a supplier of industrial gases, related equipment and chemicals, since 1992. He has served as a director of the Company since 1999. He is also a director of CIGNA Corporation, Daido-Hoxan, Inc and United Technologies Corporation.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2002 (CLASS I DIRECTORS):

     JOHN M. FLUKE, JR., age 57, is chairman of Fluke Capital Management, L.P., a private investment company. He has served as a director of the Company since 1984.

     GERALD GRINSTEIN, age 67, is non-executive chairman of Agilent Technologies, Inc., a manufacturer of test and measurement instruments. He is also a principal of Madrona Investment Group, L.L.C., a private investment company. Mr. Grinstein served as non-executive chairman of Delta Airlines, Inc. from August 1997 to October 1999. He served as chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was chairman and chief executive officer of Burlington Northern Inc. from 1991 to 1995. He has served as a director of the Company since 1997. He is also a director of Agilent Technologies, Inc., Delta Airlines, Inc., Expedia, Inc., Imperial Sugar Corporation, the Pittston Company, and Vans, Inc.

     DAVID J. HOVIND, age 59, has been President of the Company since January 1992. He was Executive Vice President of the Company from July 1987 to January 1992, Senior Vice President from December 1985 to July 1987, and Vice President from September 1985 to December 1985. He has served as a director of the Company since January 1992.

     MICHAEL A. TEMBREULL, age 53, has been Vice Chairman of the Company since January 1995. He served as Executive Vice President from January 1992 to January 1995, and Senior Vice President from September 1990 to January 1992. He has served as a director of the Company since July 1994.

     The Board recommends a vote FOR the election of J. C. Pigott, M. C. Pigott, and W. G. Reed, Jr. as directors.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors met four times during 1999, and each member attended at least 75% of the aggregate of meetings of the Board of Directors and the committees of the Board on which each served. The Board has four standing committees. The members are listed below with the chairman of each committee listed first.

      AUDIT          COMPENSATION       EXECUTIVE      NOMINATING
    COMMITTEE         COMMITTEE         COMMITTEE      COMMITTEE
-----------------  ----------------  ---------------  ------------
J. C. Pigott       G. Grinstein      C. M. Pigott     M. C. Pigott
J. M. Fluke, Jr.   D. K. Newbigging  M. C. Pigott     G. Grinstein
W. G. Reed, Jr.    J. C. Pigott      W. G. Reed, Jr.  C. M. Pigott
H. A. Wagner       W. G. Reed, Jr.

     The Audit Committee recommends to the Board the selection of independent auditors; reviews reports of independent auditors, internal auditors, and the annual financial statements; and monitors the effectiveness of the audit process, financial reporting, and the corporate compliance programs. The Committee met once in 1999.

     The Compensation Committee reviews and approves salaries and other compensation matters for executive officers. It administers the Long Term Incentive Plan, the Senior Executive Incentive Plan, and the Deferred Incentive Compensation Plan. The Committee met four times in 1999.

     The Executive Committee acts on routine Board matters when the Board is not in session. The Committee acted once in 1999.

     The Nominating Committee recommends candidates for election to the Board of Directors and considers nominees recommended by stockholders. The Committee met once in 1999.

                           COMPENSATION OF DIRECTORS

     In 1999, each director who was not an employee was entitled to an annual retainer of $40,000 and a fee of $5,000 for each Board or committee meeting attended. A single meeting attendance fee is paid when more than one meeting is held on the same day.

ITEM NO. 2. APPROVAL OF THE PACCAR INC RESTRICTED STOCK AND DEFERRED
            COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Company recommends to the stockholders the approval of the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the "Plan").

     Summary of Benefits. Under the Plan, each non-employee director would receive a grant of restricted stock annually in addition to cash compensation. There are currently seven non-employee directors. The number of shares granted is determined by dividing ten thousand dollars ($10,000) by the fair market value of PACCAR Inc common stock on the grant date. In 2000 the grant date will be July 5. In subsequent years the grant date will be the first business day of each calendar year. Plan participants shall have all the rights of a stockholder with respect to the restricted shares from the date of the grant, including the right to vote the shares and to receive cash dividends on those shares. Each grant will be evidenced by a written Restricted Stock Grant Agreement.

     The restricted shares cannot be sold or otherwise transferred for three years from the grant date. Shares that have not been held for the three year holding period at the time the director terminates service as a director are forfeited unless termination is due to mandatory retirement, disability, or death. In those circumstances shares shall not be forfeited and are immediately unrestricted.

     The Plan also allows non-employee directors to defer their cash compensation into an income account with interest at a variable rate or into a stock unit account representing the value of an equal number of shares of PACCAR stock. Unpaid stock units are credited with dividend equivalents in the same amount as dividends paid on PACCAR stock. Upon retirement or termination from the Board the stock unit account will be paid out in shares of PACCAR stock. The director may elect to receive payment from the income account in a lump sum or in installments over a period of up to 15 years.

     New Plan Benefits. The following table sets forth the dollar amount of the Plan benefits in each fiscal year.

                     NAME AND POSITION                        DOLLAR VALUE
                     -----------------                        ------------
Non-Executive Director Group(7).............................    $70,000

     Stock Available for Grants. The Plan reserves 50,000 shares of PACCAR common stock for benefits under this Plan, which shall be authorized but unissued shares of stock, treasury shares, or issued shares that have been reacquired by the Company. The Board of Directors may adjust the number of shares granted to prevent dilution in the event of a stock split, a stock dividend, or other event that increases or decreases the number or value of issued and outstanding shares.

     Plan Administration. The Plan will be administered by the Executive Committee of the Board of Directors. The Committee has sole discretion to make all determinations necessary for plan administration. Its decisions shall be binding on all persons.

     Amendment or Termination. The Board of Directors or the Executive Committee may amend or terminate the Plan at any time. Approval by the Company's stockholders shall be obtained only if required by law.

     Change in Control. In the event of a change in control all restricted stock will become unrestricted. Deferred accounts will be payable within 30 days from the date the change in control occurs.

     Federal Tax Consequences. Grants of restricted stock are taxable to the non-employee director as ordinary income in the year the grant becomes unrestricted. Deferred compensation accounts are taxable as ordinary income in the year received. The Company is entitled to receive a corresponding deduction for the year that monies are included in the non-employee director's taxable income.

     Effective Date and Duration. The Plan is effective upon approval by the Company's stockholders and shall remain in effect until terminated.

     The text of the Plan is set forth in Appendix A to this proxy statement. The foregoing summary of its principal features does not purport to be complete and is subject to and qualified in its entirety by Appendix A.

     The Board recommends a vote FOR the approval of the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses the compensation of the Company's chief executive officer and the other four most highly compensated executives (collectively, the "Named Officers") for each of the last three fiscal years ending December 31, 1999:

                              SUMMARY COMPENSATION

                                                              LONG TERM COMPENSATION
                                                             -------------------------
                                                                AWARDS       PAYOUTS
                                                             ------------   ----------
                                                              SECURITIES
                                  ANNUAL COMPENSATION(A)      UNDERLYING    LONG TERM
                                --------------------------   OPTIONS/SARS   INCENTIVE       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS(C)     (SHARES)     PAYOUTS(D)   COMPENSATION(B)
 ---------------------------    ----   --------   --------   ------------   ----------   ---------------
M. C. Pigott..................  1999   $938,462   $828,666      61,407       $243,750        $8,000
  Chairman and Chief            1998    846,923    714,000      39,625        240,000         8,000
  Executive Officer             1997    743,269    557,500      52,850         90,750         8,000
D. J. Hovind..................  1999    673,462    540,000      35,013        268,125         8,000
  President                     1998    632,500    443,334      25,251        300,000         8,000
                                1997    598,654    420,000      35,234        218,400         8,000
M. A. Tembreull...............  1999    673,462    540,000      35,013        243,750         8,000
  Vice Chairman                 1998    632,500    443,334      25,251        240,000         8,000
                                1997    597,308    420,000      35,234        109,120         8,000
T. E. Plimpton................  1999    414,616    293,493      17,452         76,125         8,000
  Executive Vice President      1998    371,462    212,375      10,489         75,600         8,000
                                1997    300,000    173,400      12,684         57,713         8,000
G. S. Moore...................  1999    299,135    177,600      10,342         67,320         8,000
  Senior Vice President         1998    274,385    138,188       5,983         43,200         8,000
                                1997    255,000    117,715       8,386         45,000         8,000

---------------
(a) There were no items of "Other Annual Compensation" above the reporting threshold for any listed officer during the period covered by the Table.

(b) Amounts of All Other Compensation represent Company matching contributions to the Company's Savings Investment Plan.

(c) Bonuses earned in 1999 are determined and paid in 2000.

(d) Represents cash awards which were paid, or were payable but deferred at the Named Officer's election, during 1997, 1998, and 1999 and earned during the 1994-1996, 1995-1997, and 1996-1998 LTI Plan performance cycles, respectively.

     OPTION GRANTS--Shown below is information on stock options granted in 1999 pursuant to the LTI Plan to the Named Officers.

                             OPTION GRANTS IN 1999

                                             INDIVIDUAL GRANTS
                                       -----------------------------
                                       NUMBER OF
                                       SECURITIES   PERCENT OF TOTAL
                                       UNDERLYING   OPTIONS GRANTED                               GRANT DATE
                                        OPTIONS     TO EMPLOYEES IN    EXERCISE OR   EXPIRATION    PRESENT
                NAME                    GRANTED       FISCAL YEAR      BASE PRICE     DATE(A)      VALUE(B)
                ----                   ----------   ----------------   -----------   ----------   ----------
M. C. Pigott.........................    61,407           12.2%         $53.7813     4/27/2009    $1,181,845
D. J. Hovind.........................    35,013            6.9           53.7813     4/27/2009       673,864
M. A. Tembreull......................    35,013            6.9           53.7813     4/27/2009       673,864
T. E. Plimpton.......................    17,452            3.5           53.7813     4/27/2009       335,883
G. S. Moore..........................    10,342            2.1           53.7813     4/27/2009       199,043

---------------
(a) Options granted in 1999 become exercisable on January 1, 2002. This date may be accelerated in the event of a Change in Control of the Company (as defined in the LTI Plan).

(b) The Grant Date Present Value was determined by using a variation of the Black-Scholes option pricing model with the following assumptions: (i) 37.53% expected share price volatility, (ii) 6.01% risk-free rate of return,
    (iii) an expected dividend yield of 4.25%, (iv) a ten-year exercise period, and (v) a five-year expected life.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES--Shown below is information about the exercise of stock options and stock appreciation rights (SARs) under the 1981 Long Term Incentive Plan and the LTI Plan by the Named Officers in 1999 and the value of unexercised options/SARs on December 31, 1999.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                    SHARES                       OPTIONS/SARS            IN-THE-MONEY OPTIONS/
                                   ACQUIRED      VALUE             AT FY-END                SARS AT FY-END
              NAME                ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              ----                -----------   --------   -------------------------   -------------------------
M. C. Pigott....................         0      $      0        82,272/153,882            $1,728,636/$406,284
D. J. Hovind....................         0             0        46,796/ 95,498               915,447/ 270,861
M. A. Tembreull.................    15,000       491,563        37,542/ 95,498               734,415/ 270,861
T. E. Plimpton..................     6,000       206,063         5,912/ 40,625               115,654/  97,508
G. S. Moore.....................     8,222       321,447         7,886/ 24,711               154,270/  64,467

     LONG TERM INCENTIVE PLAN--All stock-based awards under the LTI Plan are shown in the Option Grant and Option Exercise tables above. Shown below is information with respect to the contingent cash awards for the 1999-2001 cycle under the LTI Plan:

              LONG TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                                  ESTIMATED FUTURE PAYOUTS
                                           PERFORMANCE       -----------------------------------
                 NAME                        PERIOD          THRESHOLD     TARGET      MAXIMUM
                 ----                   -----------------    ---------    --------    ----------
M. C. Pigott..........................  1/1/99 - 12/31/01     $48,628     $534,375    $1,068,750
D. J. Hovind..........................  1/1/99 - 12/31/01      27,727      304,688       609,376
M. A. Tembreull.......................  1/1/99 - 12/31/01      27,727      304,688       609,376
T. E. Plimpton........................  1/1/99 - 12/31/01       6,910      151,875       303,750
G. S. Moore...........................  1/1/99 - 12/31/01       4,095       90,000       180,000

     Payments of awards under the LTI Plan are tied to achieving Company, business unit, and individual goals over a three-year performance period. Company performance goals are based on the Company's financial performance relative to a selected group of companies with similar business characteristics. Business unit and individual performance goals are based on objectives approved by the Compensation Committee on an individual basis.

     RETIREMENT BENEFITS--The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company's noncontributory retirement plan and Supplemental Retirement Plan:

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                      --------------------------------------------------------
            REMUNERATION                 15          20          25          30          35
            ------------              --------    --------    --------    --------    --------
$  400,000..........................  $ 87,521    $116,694    $145,868    $175,041    $204,215
   600,000..........................   132,521     176,694     220,868     265,041     309,215
   800,000..........................   177,521     236,694     295,868     355,041     414,215
 1,000,000..........................   222,521     296,694     370,868     445,041     519,215
 1,500,000..........................   335,021     446,694     558,368     670,041     781,715
 1,800,000..........................   402,521     536,694     670,868     805,041     939,215

     The Company has a noncontributory retirement plan which has been in effect since 1947. The Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to a maximum of 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee's cash compensation, which includes those amounts reported in the "Salary" and "Bonus" columns of the Summary Compensation Table, but it excludes compensation under the LTI Plan. Years of credited service as of December 31, 1999 for the Named Officers are: M. C. Pigott, 21 years; D. J. Hovind, 35 years; M. A. Tembreull, 29 years; and T. E. Plimpton, 23 years.

     The Company's unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.

     The Pension Plan Table illustrates approximate retirement benefits at age 65 and is based on single life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has designed its executive pay programs to provide a direct link between Company performance and executive compensation. These programs have been in use for a number of years. The compensation of executive officers under these programs is determined annually by the Compensation Committee. The Committee is composed exclusively of independent directors.

     The Company believes that its executive compensation package should be sufficient to attract and retain highly qualified executives and should provide meaningful incentives for measurably superior performance. The Company's executive compensation is comprised of three main components: (i) base salaries;
(ii) annual cash bonuses intended to focus maximum effort on achieving profitability, individually assigned objectives, and the highest level of product quality; and (iii) long term incentives in the form of stock options and cash awards intended to focus efforts on achieving long term growth in net income, return on sales, and return on capital.

     Base Salaries. Base salaries are compared with independent salary surveys, and consultants are utilized from time to time to assure that compensation is competitive with the average compensation offered by similar companies, including some of the selected companies described in the LTI Plan discussed below (the "Selected Companies"). A 1999 survey compared the compensation packages of 10 companies with which the Company competes in the market for executive talent. Among the companies included in the survey were six of the thirteen companies which comprise the Standard & Poor's indices used in the performance graph set forth later in this proxy statement. For validation, a broader based survey including 338 companies was reviewed. According to the surveys, the base salaries of the Company's executive officers including its Chief Executive Officer were in the median range of the salaries paid by companies surveyed.

     Annual Cash Bonuses. Annual cash bonuses may range from 0% up to 96% of the executive officer's base salary. Bonuses are awarded based upon Company performance relative to an overall profit goal and the attainment of one or more individual goals approved by the Compensation Committee. In general, these goals involve factors such as the financial performance of the business units for which the executive has direct responsibility; profitability or return on investment; as well as non-financial performance criteria such as market share improvement, product quality, new product development, production efficiencies, and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved.

     The bonuses earned in 1999 and paid in 2000 reflect an achievement in excess of 100% of the Company's overall profit goal for 1999.

     Long Term Incentives. Given the cyclical nature of the Company's business, long term incentives are based on a three-year performance period and are provided through annual grants of stock options and cash incentives. The Compensation Committee determines a target award for each executive officer, expressed as a percentage of salary at the date the award is granted. The target award is allocated 85% to stock options and 15% to the cash incentive award. Stock options become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders' interests through increased individual stock ownership. The exercise price of the stock options is the market price at the time of grant. After considering the long term incentives available to executive officers in equivalent positions in similar companies the Compensation Committee increased the amount of the target award in 1999.

     A significant portion (50% to 100%) of the long term cash incentive award is based on overall Company performance measured in terms of the Company's ranking in compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Selected Companies, a group of Fortune 500 companies in similar industries. The Selected Companies have been used for this comparison for a number of years. These companies have been selected because, in the judgment of the Company's compensation consultants and the Compensation Committee, they are the most directly comparable in size and nature of business to the Company. The Selected Companies include six of the thirteen companies which make up the published Standard & Poor's indices in the performance graph set forth below.

     The remaining portion of the long term cash incentive award is based upon business unit and individual objectives that involve factors similar to those described above for the annual cash bonus, but are measured over a three-year performance cycle. The cash incentive award is based on the Committee's evaluation of each executive's achievement of performance objectives during the preceding three years. The target amount will be earned if the Company's financial performance ranks above at least half of the Selected Companies (the "Comparative Performance Goal") and business unit and individual performance are at 100% of goal. The maximum award amount will be earned if Company's financial performance ranks above all of the Selected Companies and business unit and individual performance are at least 150% of goal. No award will be earned if Company's financial performance ranks below 75% of the Selected Companies and business unit and individual performance are below 75% of goal.

     The cash awards paid in 1999 for the three-year cycle ended in 1998 reflect an achievement in excess of 100% of the Comparative Performance Goal. The incentive cash awards for each executive officer for the three-year cycle ended in 1999 were not determined on the date this proxy statement was prepared.

     Chief Executive Officer's Compensation. The Chief Executive Officer's compensation is comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long term incentive in the form of stock options and a cash award.

     The CEO's 1999 annual cash bonus was based entirely on the Company's profit goal as established by the Compensation Committee. The annual bonus earned in 1999 and paid in 2000 reflects an achievement in excess of 100% of the goal for 1999. The cash portion of the long term incentive was based 100% on the Company's performance during the three-year cycle as compared to the Selected Companies. For the three-year cycle ended in 1998, Company performance resulted in goal achievement in excess of 100% of the Comparative Performance Goal. The incentive cash award for the three-year cycle ended in 1999 was not determined on the date this proxy statement was prepared. As with other executives, the size of the stock option award is determined on the basis of salary and not on the amount and terms of options already held.

     The LTI Plan and the annual cash bonus program are structured to allow the Company to preserve tax deductions for performance based executive compensation under section 162(m) of the Internal Revenue Code.

     Overall Compensation. The overall compensation package (base salary, annual cash bonuses, and long term incentives) for the Company's executive officers was within the median range of compensation paid by similar companies surveyed except for the Chief Executive Officer who was below the median range. The Compensation Committee believes the overall compensation package for the Company's key executives meets the objective of providing significant individual performance incentives.

                                 MEMBERS OF THE
                             COMPENSATION COMMITTEE

                                  G. Grinstein
                                D. K. Newbigging
                                  J. C. Pigott
                                 W. G. Reed, Jr.

     STOCKHOLDER RETURN PERFORMANCE GRAPH--Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's common stock to the cumulative total return of the Standard & Poor's Composite--500 Stock Index and an equally-weighted simple average of the Standard & Poor's Heavy-Duty Trucks & Parts and the Standard & Poor's Machinery (Diversified) indices (as reported on the Bloomberg data service) for the period of five fiscal years commencing December 31, 1994 and ending on December 31, 1999. Management believes that the blending of these two indices provides a better comparison than either of the indices alone because the Company's performance can be compared to a larger number of comparable companies. The comparison assumes that $100 was invested on December 31, 1994 in the Company's common stock and in the stated indices and assumes reinvestment of dividends. [Performance Graph]

                                                       PACCAR INC.                   S&P 500                   S&P INDICES
                                                       -----------                   -------                   -----------
1994                                                     100.00                      100.00                      100.00
1995                                                     104.24                      134.11                      115.37
1996                                                     174.45                      161.29                      143.43
1997                                                     280.02                      211.30                      197.95
1998                                                     231.08                      267.65                      170.74
1999                                                     262.50                      319.91                      187.00

                              INDEPENDENT AUDITORS

     Ernst & Young LLP performed the audit of the Company's financial statements for 1999 and has been selected to perform this function for 2000. Partners from the Seattle office of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make statements if they desire, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     The Company has been advised that one stockholder intends to present a proposal at the Annual Meeting. The Company will furnish the name, address, and number of shares held by the proponent of the following stockholder proposal upon receipt of written or oral request for such information to the Secretary.

     In accordance with the proxy regulations, the following is the complete text of the proposal exactly as submitted. The Company accepts no responsibility for the proposal.

ITEM NO. 3: STOCKHOLDER PROPOSAL REGARDING THE INDEPENDENT MANAGEMENT OF THE
            BOARD OF DIRECTORS

STOCKHOLDER PROPOSAL REGARDING THE INDEPENDENT MANAGEMENT OF THE BOARD OF DIRECTORS (VERBATIM)

     WHEREAS, the Board's practices in governing the Company's affairs can significantly affect the value of the shareholders' investments;

     WHEREAS, shareholders have a legitimate interest in evaluating the composition of the Board, in order to assess the Board's ability to represent shareholders' interests;

     WHEREAS, the Company's current Board structure raises serious questions about the Board's capacity to act independently of management if necessary.

     RESOLVED, that the shareholders request that the Company adopt and communicate to shareholders a policy to move as rapidly as possible to reconfigure the Board of Directors so that: a substantial majority of directors are independent, and so that there are Audit, Compensation and Nominating committees that consist entirely of independent directors. An "independent director" is one who has no present or former employment by the Company or any significant financial or personal ties, other than stock ownership, to the Company or management.

PROPONENT'S SUPPORTING STATEMENT (VERBATIM)

     TIAA-CREF is a long-term shareholder with investments in more than 2,500 U.S. corporations, including a significant investment in PACCAR, Inc. We believe the primary responsibility of a board of directors is fostering a company's long-term success, consistent with the board's fiduciary obligation to shareholders. To fulfill best that responsibility and thereby enhance a company's ability to produce long-term shareholder value, a substantial majority of the board should be independent directors, and certain key committees should be composed entirely of independent directors.

     After reviewing PACCAR's corporate governance practices and board structure, we have serious questions about this Board's independence. A majority of the Board is not independent, and none of the key committees (Audit, Compensation and Nominating Committees) are composed entirely of independent directors, in our view. The Company's practices are not consistent with the corporate governance principles enunciated by The Business Roundtable, an important and influential voice of corporate management in America, or by other knowledgeable parties.

     We believe an independent board is an essential component of any effective corporate governance system. An independent board can best represent all shareholders and inspire shareholder confidence in the quality and impartiality of its decision-making processes and the decisions themselves, without the appearance of conflicts of interest. We acknowledge the importance of input of people with intimate knowledge of a company in board or committee deliberations, but we believe key management executives can take an active part in board discussions without being board members. Companies have greater credibility when critical decisions on such subjects as executive compensation, audits, management changes, corporate control contests, and major lawsuits, are made by an independent board.

     Because having a truly independent board structure is integral to shareholders' confidence, and, ultimately, to enhancing the company's long-term value, we ask that this resolution be adopted.

BOARD OF DIRECTORS' RESPONSE

     THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM NO. 3 FOR THE FOLLOWING REASONS:

     The shareholder proposal attaches a disproportionate importance to its very rigid definition of "independence." The PACCAR Board accepts the definition of "independent director" recently adopted by NASDAQ as well as that formulated by The Business Roundtable. The NASDAQ definition of independent director was approved by the Securities and Exchange Commission
(SEC). PACCAR's shares are traded on NASDAQ.

     Among other factors, the NASDAQ definition of independent director excludes a director who was employed by the Company in the last three years or has an immediate family member employed as a Company executive officer.

     The majority of PACCAR's Board of Directors are independent from management. Both the Company's audit and compensation committees are composed entirely of independent directors per the NASDAQ definition of independence. NASDAQ does not require the nominating committee to be composed entirely of independent directors. Indeed, according to the Investor Responsibility Research Center (IRRC), a majority of publicly-traded corporations do not have nominating committees composed entirely of independent members.

     The Board also agrees with The Business Roundtable's opinion that corporate boards should make a judgment about a director's independence based on individual circumstances rather than the mechanical application of rigid criteria. Directors with substantial shareholdings are highly motivated to represent shareholder interests; indeed, their interests in this respect are the same as those of other shareholders. Where an individual is wholly independent of management and otherwise fully qualified, the Board believes that the individual qualifies as an independent director.

     Implementation of Item No. 3 would deprive the PACCAR Board of needed flexibility in creating a balance of knowledge, experience, and capability on the Board. Application of the rigid definition of "independence" proposed by one institutional investor would exclude worthy candidates from being directors.

     The Board believes that compliance with applicable securities exchange and government rules combined with the Board's judgment about a director's ability to contribute to shareholder value are the key elements in providing independent governance. PACCAR's directors have served the shareholders and Company well for many years. PACCAR continues to be one of the most profitable automotive manufacturers in the world due to the strength and experience of its Board of Directors.

     The Board of Directors recommends that you vote AGAINST Item No. 3. Your proxy will be voted against this proposal unless you specify otherwise.

            STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2001

     A stockholder proposal must be received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009 by November 17, 2000 to be considered for inclusion in the proxy materials for the Company's 2001 Annual Meeting of Stockholders.

     For business to be brought before the Annual Meeting of Stockholders by a stockholder, other than those proposals included in the proxy materials, the Company's Bylaws provide that notice of such business must be received at the Company's principal executive offices not less than 45 nor more than 60 days prior to the meeting. The notice must specify the stockholder's name, address, and number of shares of the Company beneficially owned, and it must specify certain other information.

     The Bylaws of the Company provide (Art. III, Sec. 6) that nominations for director by a stockholder must be received by the Corporate Secretary at the Company's principal executive offices not less than 45 nor more than 60 days prior to a stockholders' meeting. The notice must specify the stockholder's name, address, and number of shares of the Company beneficially owned, and it must specify certain information relating to the nominee as required under Regulation 14A under the Securities Exchange Act of 1934.

                                 OTHER BUSINESS

     The Company knows of no other business likely to be brought before the meeting.

                                          /s/ JANICE M. D'AMATO
                                          J. M. D'Amato
                                          Secretary
March 16, 2000

                                                                      APPENDIX A

                                   PACCAR INC

                RESTRICTED STOCK AND DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

 1. PURPOSE OF THE PLAN

     The COMPANY has established this PLAN to provide NON-EMPLOYEE DIRECTORS with financial incentives to promote the success of the COMPANY'S long-term business objectives, and to encourage qualified persons to accept nominations as a NON-EMPLOYEE DIRECTOR. The PLAN is unfunded and benefits are payable in the form of shares of PACCAR COMMON STOCK or cash.

 2. DEFINITIONS

     (a) BOARD OF DIRECTORS means the Board of Directors of PACCAR Inc.

     (b) COMMITTEE means the Executive Committee of the BOARD OF DIRECTORS or any successor to such committee.

     (c) COMMON STOCK means common shares of PACCAR Inc with $1.00 par value and any class of common shares into which such common shares hereafter may be converted.

     (d) COMPANY means PACCAR Inc, a Delaware corporation.

     (e) DEFERRED ACCOUNTS means either the unfunded Stock Unit or Income Account maintained by the COMPANY into which a NON-EMPLOYEE DIRECTOR may defer payment of his or her cash compensation (retainer and fees) for service as a COMPANY DIRECTOR.

     (f) FAIR MARKET VALUE means the closing price of the COMMON STOCK on NASDAQ reported for the date specified for determining such value.

     (g) GRANT DATE means the date each year that NON-EMPLOYEE DIRECTORS receive a grant of RESTRICTED STOCK.

     (h) GRANTEE means the NON-EMPLOYEE DIRECTOR receiving the RESTRICTED STOCK or his legal representative, legatees, distributees, or alternate payees, as the case may be.

     (i) MANDATORY RETIREMENT means retirement as a DIRECTOR at age seventy-two
(72) or at such other age as may be specified in the bylaws for the BOARD OF DIRECTORS in effect at the time of a NON-EMPLOYEE DIRECTOR'S TERMINATION.

     (j) NON-EMPLOYEE DIRECTOR means a member of the COMPANY'S BOARD OF DIRECTORS who is not a current employee of the COMPANY.

     (k) PLAN means this PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors as it may be amended from time to time, or any successor plan that the COMMITTEE or BOARD OF DIRECTORS may adopt from time to time with respect to the grant of DIRECTOR RESTRICTED STOCK or other stock-based grants.

     (l) RESTRICTED STOCK means COMMON STOCK that may not be sold, transferred, or otherwise disposed of by the GRANTEE except under such circumstances as may be specified by the COMMITTEE.

     (m) TERMINATION occurs when a NON-EMPLOYEE DIRECTOR ceases to be a member of the BOARD OF DIRECTORS.

 3. PARTICIPATION

     Each NON-EMPLOYEE DIRECTOR of the COMPANY shall be a participant in the PLAN during his tenure as a DIRECTOR.

 4. AWARDS OF RESTRICTED STOCK

     (a) On July 5, 2000 and on the first business day of each calendar year thereafter for the duration of the PLAN (the GRANT DATE), each person who is a NON-EMPLOYEE DIRECTOR shall receive a grant of RESTRICTED STOCK in an amount to be determined in accordance with the following formula: The number of shares of RESTRICTED STOCK granted to each NON-EMPLOYEE DIRECTOR each calendar year shall be determined by (i) dividing ten thousand dollars ($10,000) by the FAIR MARKET VALUE of the COMMON STOCK on the GRANT DATE, and (ii) rounding the resulting number up to the nearest whole share.

     (b) Shares of RESTRICTED STOCK shall become unrestricted on the third anniversary of the applicable GRANT DATE subject to the provisions of Section
10. Shares of RESTRICTED STOCK may not be resold or otherwise transferred by a GRANTEE until such shares become unrestricted in accordance with the provisions of this Section 4(b).

     (c) Each RESTRICTED STOCK grant shall be evidenced by a written RESTRICTED STOCK GRANT AGREEMENT that shall be executed by the GRANTEE and an authorized COMPANY representative which shall indicate the date of the RESTRICTED STOCK award, the number of shares of COMMON STOCK awarded, and contain such terms and conditions as the COMMITTEE shall determine with respect to such RESTRICTED STOCK grant consistent with the PLAN.

 5. SHARES OF STOCK SUBJECT TO THE PLAN

     There shall be reserved for use under the PLAN (subject to the provisions of Section 8 hereof) a total of 50,000 shares of COMMON STOCK, which shares may be authorized but unissued shares of COMMON STOCK, treasury shares, or issued shares of COMMON STOCK that shall have been reacquired by the COMPANY.

 6. DIVIDEND, VOTING, AND OTHER SHAREHOLDER RIGHTS

     Except as otherwise provided in the PLAN, each GRANTEE shall have all of the rights of a shareholder of the COMPANY with respect to all outstanding shares of RESTRICTED STOCK registered in his name, including the right to receive dividends and other distributions paid or made with respect to such shares and the right to vote such shares.

 7. DEFERRAL OF COMPENSATION

     In addition to the grant of RESTRICTED STOCK a NON-EMPLOYEE DIRECTOR may elect, on or before December 31 of any year, to defer payment of at least 25% of the cash compensation to be paid to the NON-EMPLOYEE DIRECTOR for services as a COMPANY director during the following calendar year. Before the term of a new NON-EMPLOYEE DIRECTOR begins, he may elect to defer payment for the remainder of the first calendar year of his term.

     Each participating NON-EMPLOYEE DIRECTOR may elect to have all or a portion of his cash compensation placed into one or both of two unfunded accounts maintained by the COMPANY (hereafter DEFERRED ACCOUNTS).

     (a) Stock Unit Account. The initial account balance will be equal to the number of shares of COMMON STOCK that the amount deferred could have purchased at the FAIR MARKET VALUE on the date the NON-EMPLOYEE DIRECTOR'S cash compensation is payable. Thereafter any dividends earned will be treated as if those dividends had been invested in additional shares of COMMON STOCK at the FAIR MARKET VALUE on the date the dividend is payable. Payment from the PACCAR Stock Unit Account will be in shares of COMMON STOCK from those authorized under
Section 5 of this PLAN. Fractional shares will be paid in cash.

     (b) Income Account. Interest shall accrue on the balance in the account commencing as of the date the NON-EMPLOYEE DIRECTOR'S cash compensation is payable. Interest is credited at a rate equal to the simple combined average of the monthly Aa Industrial Bond yield averages for the immediately preceding calendar quarter as reported in Moody's Bond Record. Interest is compounded quarterly.

 8. ADJUSTMENTS TO THE NUMBER OR VALUE OF SHARES OF COMMON STOCK

     If there are any changes in the number or value of shares of COMMON STOCK by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or other events that increases or decreases the number or value of issued and outstanding shares of COMMON STOCK, the BOARD OF DIRECTORS or COMMITTEE may make such adjustments as it shall deem appropriate, in order to prevent dilution or enlargement of rights. This provision does not, however, authorize the delivery of a fractional share of COMMON STOCK under the PLAN.

 9. NON-TRANSFERABILITY

     Shares of RESTRICTED STOCK and any DEFERRED ACCOUNTS shall not be assigned, attached, or otherwise subject to any creditor's process or transferred by the GRANTEE except by will or the laws of descent and distribution, or pursuant to a trust created for the benefit of the NON-EMPLOYEE DIRECTOR or his family or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of ERISA or the rules thereunder. The restrictions set forth in Section 4(b) shall apply to the shares of RESTRICTED STOCK in the hands of the trustee or NON-EMPLOYEE DIRECTOR'S former spouse.

10. TERMINATION OF STATUS AS A NON-EMPLOYEE DIRECTOR

     (a) In the event of a TERMINATION by reason of MANDATORY RETIREMENT, disability, or death all shares of RESTRICTED STOCK held by the GRANTEE shall become unrestricted, notwithstanding the provisions of Section 4(b) hereof, and the GRANTEE (or the GRANTEE'S estate or a person who acquired the shares of RESTRICTED STOCK by bequest or inheritance) shall have the right to resell or transfer such shares at any time.

     (b) In the event of a TERMINATION for any reason other than those specified in subparagraph (a) above, any shares of RESTRICTED STOCK granted hereunder shall be forfeited and the GRANTEE shall return to the COMPANY for cancellation any stock certificates representing such forfeited shares which shall be deemed to be canceled and no longer outstanding as of the date of TERMINATION; and from and after the date of TERMINATION, the GRANTEE shall cease to be a shareholder with respect to such forfeited shares and shall have no dividend, voting, or other rights with respect thereto.

     (c) Upon TERMINATION for any reason, any balance in the deferred Stock Unit Account in Section 7(a) will be paid in shares of COMMON STOCK. Payment from the Income Account in Section 7(b) will be paid in a lump sum or, if the NON-EMPLOYEE DIRECTOR elects, in quarterly, semi-annual, or annual installments over a period not in excess of 15 years.

     (d) Notwithstanding the provisions of subparagraphs (a) through (c) above, the BOARD OF DIRECTORS may, in its sole discretion, establish different terms and conditions pertaining to the effect of TERMINATION to the extent permitted by applicable federal and state law.

11. CHANGE IN CONTROL

     Upon the occurrence of a change in control of the Company, all time periods relating to shares of RESTRICTED STOCK becoming unrestricted shall be accelerated so that all such shares immediately become unrestricted. Any DEFERRED ACCOUNTS will be payable within 30 days of the change in control in a lump sum.

12. PLAN ADMINISTRATION

     The PLAN will be administered by the Executive Committee of the BOARD OF DIRECTORS (the COMMITTEE). The COMPANY will pay all costs of administration of the PLAN. The COMMITTEE shall have sole discretion to interpret the PLAN, amend and rescind rules relating to its implementation and make all determinations necessary for administration of the PLAN. Any determination, decision, or action of the COMMITTEE in connection with the interpretation, administration, or application of the PLAN shall be final, conclusive, and binding on all persons. The COMMITTEE may employ consultants or other persons and rely upon their advice. All elections taken and all determinations made by the COMMITTEE in good faith shall be final and binding upon all GRANTEES, the COMPANY, and all interested persons. No member of the COMMITTEE shall be personally liable for any action, determination, or interpretation made in good faith with respect to the PLAN.

     The COMMITTEE may make such amendments or modifications in the terms and conditions of any grant of RESTRICTED STOCK as it may deem advisable, or cancel or annul any grant of RESTRICTED STOCK, provided, however, that no such amendment, modification, cancellation or annulment may, without the consent of the GRANTEE, adversely affect his rights with respect to such grant.

13. TAX WITHHOLDING

     To the extent required by law, the GRANTEE may make such arrangements satisfactory to the COMPANY to satisfy any tax withholding or employment tax obligations resulting from the grant of RESTRICTED STOCK.

14. AMENDMENT AND TERMINATION OF THE PLAN

     The BOARD OF DIRECTORS or the COMMITTEE may at any time suspend, terminate, modify or amend the PLAN in any respect; provided, however, shareholder approval of any PLAN amendment shall be obtained only if required by law or the requirements of any stock exchange on which the COMMON STOCK is listed or quoted. No suspension, termination, modification, or amendment of the PLAN may, without the consent of the GRANTEE, adversely affect his rights with respect to the RESTRICTED STOCK granted to such GRANTEE or his DEFERRED ACCOUNTS.

15. BENEFICIARY DESIGNATION

     Each NON-EMPLOYEE DIRECTOR may designate a beneficiary for each outstanding grant of RESTRICTED STOCK and for payment of his DEFERRED ACCOUNTS in the event of his death. If no beneficiary is designated or the beneficiary does not survive the NON-EMPLOYEE DIRECTOR, the award shall be made to the NON-EMPLOYEE DIRECTOR'S surviving spouse or, if there is none, to his estate.

16. EFFECTIVE DATE OF THE PLAN AND DURATION

     This PLAN will become effective upon approval by the shareholders of the COMPANY and will remain in effect until terminated by the COMMITTEE or the BOARD OF DIRECTORS.

                                      MAP

                    From I-405 take the N.E. 4th Street Exit, head west. Turn right on 112th Avenue N.E. (heading north). Turn left on N.E. 6th Street (heading west).

                    Parking garage entrance is on N.E. 6th Street.

                                   PACCAR INC
                 777 106TH AVE. N.E., BELLEVUE, WASHINGTON 98004
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
             FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 25, 2000


        The voter hereby appoints Mark C. Pigott and Gerald Grinstein as
  P     Proxies, each with the power to appoint his substitute, and hereby
  R     authorizes them to represent and to vote, as designated below, all the
  O     shares of common stock of PACCAR Inc held of record by the voter on
  X     March 3, 2000, at the annual meeting of stockholders to be held on April
  Y 25, 2000, or any adjournment thereof, with respect to Items 1, 2, and 3. Proxies are also authorized to vote, in their discretion, on such other matters as may properly come before the meeting.


        The three nominees for Class II Directors to serve three-year terms ending in 2003 are:

        01. James C. Pigott, 02. Mark C. Pigott, and 03. William G. Reed, Jr.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE DESIGNATED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                 SEE REVERSE
                                                                     SIDE

               Please mark your votes as in this example.

        This proxy when properly signed will be voted as directed below by the undersigned stockholder. IF PROPERLY SIGNED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR ITEM 2, AND AGAINST ITEM 3.

                                             FOR    WITHHELD
1. Election of directors                     \ \       \ \
   (see reverse)

For, except vote withheld from the
following nominee(s):

                                             FOR      AGAINST     ABSTAIN
2. Proposal to approve the                   \ \        \ \          \ \
PACCAR Inc Restricted Stock and
Deferred Compensation Plan for
Non-Employee Directors.



3. Stockholder proposal                      \ \        \ \          \ \
regarding independent management
of the Board of Directors.










                        Please sign exactly as name appears in type. When shares are held by joint owners, both should sign. When acting as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.



                        PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        ________________________________________________________


                        ________________________________________________________
                        SIGNATURE(S)                                        DATE



               PACCAR Inc Now Offers Telephone or Internet Voting
                         24 Hours a day, 7 days a week

Voting by telephone or internet eliminates the need to return this proxy card. Your vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card. Before voting, read the proxy statement and voting instruction form. Follow the steps listed. Your vote will be immediately confirmed and posted. Thank you for voting!

TO VOTE BY TELEPHONE

1.  On a touchtone telephone call toll free 1-877-779-8683.
    (Outside the US and Canada call 201-324-0377).
2.  Enter the last four digits from your social security number.
3.  Enter the control number from the box above, just below the perforation.
4.  You then have two options:

        Option 1 To vote as the Board of Directors recommends on all items. Option 2 To vote on each proposal separately.

TO VOTE BY INTERNET

1.  Access the Internet and type http://www.eproxyvote.com/pcar.
2.  Enter the control number from the box above, just below the perforation.
3.  Follow the instructions.

IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY
CARD.